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                                                                   EXHIBIT 23.10

         CONSENT OF DERRICK, STUBBS & STITH, LLP, INDEPENDENT AUDITORS

We hereby consent to the use in the Registration Statement on Form S-4 of American Tower Corporation for the registration of approximately 5,000,000 shares of its common stock of our report, dated December 9, 1997, relating to the financial statements of Kline Iron & Steel Co., Inc. as of September 30, 1997 and 1996 and for the years then ended. We also consent to the reference to our Firm under the caption "Experts" and "Selected Financial Data" in the Prospectus.

                                          /s/ Derrick, Stubbs & Stith, LLP

Columbia, South Carolina
January 13, 1999